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                                                               EXHIBIT 23(b)(ii)




                        Consent of Independent Auditors


We consent to the use of our report dated February 2, 1996, with respect to the financial statements of CM Bank Holding Company and Subsidiary, in this Form 8-K of Hibernia Corporation and to the incorporation by reference of our report in the Registration Statement (Form S-3) and related Prospectus of Hibernia Corporation for the registration of preferred stock and/or subordinated debt securities for proceeds up to an aggregate of $250,000,000 filed with the Securities and Exchange Commission.

Lake Charles, Louisiana
September 13, 1996

                                /s/ LEON C. THERIOT & ASSOCIATES
                                    ----------------------------
                                    Leon C. Theriot & Associates